EXHIBIT 10.4

FIRST AMENDMENT TO PROMISSORY NOTES

This First Amendment to Promissory Notes (this “Amendment”) dated as of the last dated signature of the Parties (as defined below) below, and effective as of the Effective Date (defined below), amends each of those certain Promissory Notes issued on April 9, 2024, by Meridian Holdings Inc., formerly Golden Matrix Group, Inc. (the “Company”): (a) to Aleksandar Milovanović (“Milovanović”), in the original principal amount of $13,125,000; (b) Zoran Milošević (“Milošević”), in the original principal amount of $1,250,000; and (c) Snežana Božović (“Božović”, and collectively with Milovanović and Milošević, the “Note Holders”), in the original principal amount of $625,000 (collectively, (a) through (c), the “Notes”). The Purchaser and the Note Holders are referred to herein as the “Parties” and individually as a “Party”.

WHEREAS, the Notes had a maturity date of April 9, 2026 (the “Maturity Date”);

WHEREAS, the Notes were not paid on the Maturity Date, and the Note Holders have taken no actions to date to enforce their rights under the Notes due to such non-payment; and

WHEREAS, the Company and the Note Holders now desire to amend the Notes to extend the Maturity Date thereof as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Notes. Effective as of the Effective Date, Section 4(b) of each of the Notes is amended and restated to read in its entirety as follows:

“(b) Payment at Maturity. In this Note, the “Maturity Date” shall mean November 9, 2026. On the Maturity Date, Maker shall pay Payee (i) the outstanding Principal, (ii) all accrued but unpaid interest and (iii) any and all other sums due by Maker to Payee hereunder (such payment, the “Maturity Payment”).”

2. Effective Date. This Amendment shall be deemed effective as of April 9, 2026 (the “Effective Date”), notwithstanding the date of execution hereof. From and after the Effective Date, the Notes shall be deemed amended in accordance with the terms hereof as if this Amendment had been executed and delivered on the Effective Date.

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3. Waiver of Defaults. The Note Holders each hereby waive any and all defaults and events of default that have occurred or may be deemed to have occurred under the Notes solely as a result of the Notes not having been repaid on or prior to the original Maturity Date, and any rights or remedies arising therefrom. For the avoidance of doubt, no default or event of default shall be deemed to have occurred as of or following the original Maturity Date as a result of such non-payment.

4. Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Amendment and the transactions contemplated herein.

5. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in each of the Notes to “Note”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Notes, as applicable, as modified and amended hereby.

6. Notes to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Notes and the terms and conditions thereof shall remain in full force and effect.

7. Entire Agreement. This Amendment sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise, except for the Notes, and this Amendment shall be read in connection with, the Notes.

8. Governing Law. This Amendment and the Notes shall be governed exclusively by and construed and enforced in accordance with the internal Laws of the State of Nevada without reference to its conflict of law provisions.

9. Electronic Signatures. Except as otherwise required by applicable Law, this Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by DocuSign, SimpliSafe, or similar software (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to be effective as of the Effective Date.

COMPANY:

Meridian Holdings Inc.

By:	/s/ Rich Christensen
Name: Rich Christensen
Title: Chief Financial Officer
Date: April 27, 2026

NOTE HOLDERS:

By:	/s/Aleksandar Milovanović
Name: Aleksandar Milovanović
Date: April 27, 2026
By:	/s/ Zoran Milošević
Name: Zoran Milošević
Date: April 25, 2026
By:	/s/Snežana Božović
Name: Snežana Božović
Date: April 27, 2026

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